Exhibit 99.1

National Interstate Corporation Announces Quarterly Dividend

RICHFIELD, Ohio, November 15, 2005/PRNewswire-FirstCall via COMTEX/—National Interstate Corporation (Nasdaq: NATL) announced today that its Board of Directors approved a $0.04 per share dividend at its November 11, 2005 meeting. The cash dividend will be payable on December 15, 2005 to shareholders of record of the Company’s common stock as of the close of business on December 1, 2005.

The Board of Directors also approved a revision to the Company’s Dividend Policy authorizing the payment of quarterly dividends on common shares equal to $0.04 per share. The declaration and payment of future dividends will remain subject to the discretion of the Board of Directors.

Alan Spachman, Chairman and President said, “We are pleased that the Board of Directors has initiated a revision of the Dividend Policy. By declaring our intention to begin paying a regular quarterly dividend, the Board of Directors is expressing its confidence in the Company’s prospects for continued growth and profitability.”

About National Interstate Corporation

National Interstate Corporation (Nasdaq: NATL), founded in 1989, is a specialty property and casualty insurance company with a niche orientation and focus on the transportation industry. National Interstate differentiates itself within its markets by offering insurance products and services designed to meet the unique needs of targeted insurance buyers that we believe are underserved by the insurance industry. Our core products include property and casualty insurance for transportation companies, group captive insurance programs for transportation companies that we refer to as our alternative risk transfer operations, specialty personal lines, primarily recreational vehicle coverage, and transportation and general commercial insurance in Hawaii and Alaska. We offer our products through multiple distribution channels including independent agents and brokers, affiliated agencies and the Internet. Our insurance subsidiaries are rated “A” (Excellent) by A.M. Best Co. Ohio-based National Interstate, a subsidiary of American Financial Group, Inc. (NYSE: AFG; Nasdaq), is headquartered in Richfield, Ohio, near Cleveland, Ohio.

Forward Looking Statements

This document, including any information incorporated by reference, contains “forward-looking statements” (within the meaning of Private Securities Litigation Reform Act of 1995). All statements, trend analyses and other information contained in this Form 10-Q relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “may,” “target,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” and other similar expressions, constitute forward-looking statements. We made these statements based on our plans and current analyses of our business and the insurance industry as a whole. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot provide assurance that actual results will not differ from those expressed or implied by the forward-looking statements. Factors that could contribute to these differences include, among other things: general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated with such access to capital and the market value of our investments; customer response to new products and marketing initiatives; tax law changes; increasing competition in the sale of our insurance products and services and the retention of existing customers; changes in legal environment; regulatory changes or actions, including those relating to regulation of the sale, underwriting and pricing of insurance products and services and capital requirements; levels of natural catastrophes, terrorist events, incidents of war and other major losses; adequacy of insurance reserves; and availability of reinsurance and ability of reinsurers to pay their obligations.

The forward-looking statements herein are made only as of the date of this report. The Company assumes no obligation to publicly update any forward-looking statements.

Contact:

Tanya Inama

877-837-0339

investorrelations@nationalinterstate.com